Exhibit 99.(j)(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in each Prospectus and “Service Providers”, “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information in Post-Effective Amendment Number 41 to the Registration Statement (Form N-1A, No. 333-102943) of Munder Series Trust, and to the incorporation by reference of our reports dated August 22, 2011 on Munder Bond Fund, Munder Index 500 Fund, Munder International Equity Fund, Munder International Fund — Core Equity, Munder International Small-Cap Fund, Munder Large-Cap Value Fund, Munder Micro-Cap Equity Fund, Munder Mid-Cap Core Growth Fund, Munder Veracity Small-Cap Value Fund, and Munder Growth Opportunities Fund (the Funds constituting Munder Series Trust) included in the Annual Reports to Shareholders for the fiscal year ended June 30, 2011.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts
October 25, 2011